UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Aire Drive, Bay Shore, New York		11706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 3, 2011, DGT Holdings Corp. (the “Company”) completed the sale of all of the shares of its Italian subsidiary, Villa Sistemi Medicali S.p.A. (“Villa”) to VIV s.r.l., a limited liability company incorporated under Italian law (“VIV”) pursuant to the share purchase agreement (the “Share Purchase Agreement”), dated as of September 12, 2011, by and between the Company and VIV.  In consideration for the sale of Villa, the Company received $21.8 million in cash, net of certain expenses and of funds used to consummate the Share Repurchase Agreement (as defined below), and an unsecured subordinated promissory note (the “Note”) made by VIV in the amount of Euro 500,000.  The Note has a term of 5 years with interest accruing at a rate of 6% per annum beginning 18 months after issuance.  The Note may be prepaid at any time and if prepayment in full occurs during the first 18 months following the date of issuance, the total principal amount will be reduced to Euro 400,000.  Payment of the Note is subordinated to the repayment of the loan extended to VIV by Banca Intesa to provide financing for the Villa Sale.  Through the Company’s subsidiary, Villa Immobiliare Srl, an Italian limited liability company, the Company continues to own the real property from which Villa operates and leases the property to Villa.  The Company also received as part of the transaction a dividend of cash held by Villa as of the closing date in the amount of $4.5 million.

In addition, on November 3, 2011, the Company completed the purchase of shares of the Company held by Roberto Daglio and Emilio Bruschi pursuant to the share repurchase agreement (the “Share Repurchase Agreement”) dated as of September 12, 2011.

Until November 3, 2011, Mr. Daglio and Mr. Bruschi were executive officers of Villa.  As of November 3, 2011, i) Mr. Daglio held indirectly a 12.82% interest in VIV and Mr. Bruschi held indirectly a 14.75% interest in VIV, ii) Mr. Bruschi is the Chairman of the Board of Directors of Villa and Mr. Daglio is the Managing Director of Villa, and (iii) Mr. Bruschi is the Chairman of the Board of Directors of VIV and Mr. Daglio is the Managing Director of VIV.

The descriptions of the transactions consummated pursuant to the Share Purchase Agreement and the Share Repurchase Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Purchase Agreement and the Share Repurchase Agreement which were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Current Report on Form 8-K filed on September 14, 2011, and incorporated herein by reference.

Item 8.01	Other Events.

On November 3, 2011, the Company issued a press release announcing the consummation of the sale of Villa.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The following Unaudited Pro Forma Consolidated Financial Statements are included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

(i)           Unaudited Pro Forma Consolidated Balance Sheet as of July 30, 2011

(ii)         Unaudited Pro Forma Consolidated Statements of Operations for the Fiscal Years Ended July 30, 2011, July 31, 2010 and August 1, 2009

(iii)        Notes to the Unaudited Pro Forma Consolidated Financial Statements

(d)	Exhibits

Exhibit No.	Exhibits

99.1
Unaudited Pro Forma Consolidated Balance Sheet as of July 30, 2011, Unaudited Pro Forma Consolidated Statements of Operations for the Fiscal Years Ended July 30, 2011, July 31, 2010 and August 1, 2009, and Notes to the Unaudited Pro Forma Consolidated Financial Statements.

99.2	Press Release dated November 3, 2011 (announcing consummation of the sale of Villa Sistemi Medicali S.p.A.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: November 8, 2011	By:	/s/ Mark A. Zorko
Mark A. Zorko Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

99.1
Unaudited Pro Forma Consolidated Balance Sheet as of July 30, 2011, Unaudited Pro Forma Consolidated Statements of Operations for the Fiscal Years Ended July 30, 2011, July 31, 2010 and August 1, 2009, and Notes to the Unaudited Pro Forma Consolidated Financial Statements.

99.2	Press Release dated November 3, 2011 (announcing consummation of the sale of Villa Sistemi Medicali S.p.A.)